UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN
PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant To Section 14(A) Of The
Securities Exchange Act Of 1934

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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Materials Pursuant to §240.14a-12

CASCADE FINANCIAL CORPORATION

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Commencing on or about May 17, 2011, Cascade Financial Corporation sent the following to its common shareholders, which were also disclosed by Cascade Financial Corporation under cover of a Current Report on Form 8-K filed with the Securities and Exchange Commission on May 17, 2011. The attached Press Release and Letter to Shareholders are attached as Exhibit 99.1 and 99.2 thereto. Such Current Report on Form 8-K is incorporated by reference.

Investor Contacts:
Carol K. Nelson, CEO Debra L. Johnson, CFO Cascade Bank 425.339.5500 www.cascadebank.com	NEWS RELEASE

ISS Proxy Advisory Services and Glass Lewis Recommend Cascade Financial Shareholders Vote “FOR” Proposed Merger
Cascade Financial Urges All Shareholders to Vote “FOR” Merger With Opus Bank

Everett, WA – May 17, 2011 – Cascade Financial Corporation (“Cascade Financial”) (NASDAQ: CASB), the parent company of Cascade Bank, today announced that Institutional Shareholder Services Inc. (“ISS”) and Glass Lewis & Co., two of the leading independent U.S. proxy advisory firms, have both recommended that the company’s shareholders vote “FOR” the proposals in its proxy statement for the special meeting of shareholders to be held on May 31, 2011.

At the special meeting, Cascade Financial’s shareholders will be asked to consider and vote on the approval of the Agreement and Plan of Reorganization (the “Merger Agreement”), entered into on March 3, 2011, among Cascade Financial, Cascade Bank and Opus Bank, Irvine, California, providing for Opus Bank to acquire Cascade Financial and its principal operating subsidiary, Cascade Bank, and for the merger of Cascade Bank into Opus Bank.  Shareholders also will be asked to consider and vote on a proposal to adjourn the special meeting to a later date or dates to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to approve and adopt the Merger Agreement.

“The economic recession severely impacted the Snohomish County area and Cascade Bank,” stated Carol K. Nelson, President and CEO.  “After carefully considering all options, the Board of Directors and management determined Cascade Bank needed to substantially increase its capital base to meet regulatory requirements and remain competitive.  The merger with Opus Bank was the best option for our shareholders.  By recommending a vote “FOR” the merger, we believe that ISS and Glass Lewis also agree with this assessment.”

All shareholders of Cascade Financial are encouraged to vote.  Because approval of the merger proposal requires the affirmative vote of at least two-thirds of the outstanding shares entitled to vote at the special meeting, failing to vote or abstaining from voting, either in person or by proxy, will have the same effect as a vote against approval of the merger proposal.  Cascade Financial’s special meeting of shareholders is scheduled to be held on Tuesday, May 31, 2011 at 3:00 p.m., Pacific Time, at the Edward D. Hansen Conference Center at Comcast Arena, 2000 Hewitt Avenue, Everett, Washington 98201.

About Cascade Financial

Established in 1916, Cascade Bank, the only operating subsidiary of Cascade Financial, is a state chartered commercial bank headquartered in Everett, Washington.  Cascade Bank maintains an “Outstanding” CRA rating and has proudly served the Puget Sound region for over 90 years.  Cascade Bank operates 22 full service branches in Everett, Lynnwood, Marysville, Mukilteo, Shoreline, Smokey Point, Issaquah, Clearview, Woodinville, Lake Stevens, Bellevue, Snohomish, North Bend, Burlington and Edmonds.

Additional Information and Where to Find It

Cascade Financial has filed with the Securities and Exchange Commission (“SEC”) a definitive proxy statement and other relevant materials in connection with the Merger described above.  The definitive proxy statement has been sent to the shareholders of Cascade Financial.  Before making any voting decision with respect to the Merger, shareholders are urged to read the proxy statement and the other relevant materials because they contain important information about the Merger.  The proxy statement and other relevant materials and any other documents filed by Cascade Financial with the SEC, may be obtained free of charge at the SEC’s website at http://www.sec.gov or at Cascade Financial’s website at http://www.cascadebank.com under the tab “Shareholder Information.”  In addition, shareholders may obtain free copies of the documents filed with the SEC by calling Advantage Proxy toll-free at (877) 870-8565.

Participants in the Solicitation

Cascade Financial and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Cascade Financial in connection with the Merger. Information about the directors and executive officers of Cascade Financial is set forth in its proxy statement on Schedule 14A filed with the SEC on May 17, 2010 and Cascade Financial’s Annual Report on Form 10-K filed on March 25, 2011.  Additional information regarding the interests of participants in the solicitation of proxies in connection with the Merger is included in the definitive proxy statement filed by Cascade Financial with the SEC on April 18, 2011.

Cascade Financial
May 17, 2011

Forward-Looking Statements

This news release contains statements that are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are provided to assist in the understanding of anticipated future financial results. However, such forward-looking statements involve risks and uncertainties relating to interest rates, approval and completion of the merger with Opus Bank, regulatory enforcement actions to which Cascade Financial and Cascade Bank are currently and may in the future be subject, inability to attract and retain deposits, changes in capital classifications, changes in the level of nonperforming assets and charge-offs, and general market risks. For a discussion of certain factors that may cause such forward-looking statements to differ materially from Cascade Financial’s actual results, see the company’s Annual Report on Form 10-K for the year ended December 31, 2010, the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, and other reports filed with the Securities and Exchange Commission. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

Transmitted on GlobeNewswire on May 17, 2011 at 6:00 a.m. PDT.

May 18, 2011

Dear Shareholders,

You recently received proxy materials in connection with the special meeting of shareholders of Cascade Financial Corporation to be held on Tuesday, May 31, 2011.  According to our latest records, your PROXY VOTE for this meeting HAS NOT YET BEEN RECEIVED.

The special meeting is being held to consider and vote on the approval of the merger of Cascade Financial, Cascade Bank and Opus Bank.

If approved:

If the merger is approved, you will receive approximately $0.45 for each share of common stock of Cascade Financial you own.

If not approved:

If the merger is not approved, Cascade Financial and Cascade Bank will continue to be in violation of a regulatory order by the Federal Deposit Insurance Corporation (“FDIC”) and a regulatory agreement with the Federal Reserve Board (“FRB”) which are described in the proxy statement, and if we cannot raise sufficient additional capital, $68 million as of December 31, 2010, the FDIC and FRB could appoint a conservator or receiver to liquidate or close Cascade Bank.

Your Vote is Important:

Your vote on the merger is extremely important. Because approval of the merger proposal requires the affirmative vote of at least two-thirds of the outstanding shares entitled to vote at the special meeting, failing to vote or abstaining from voting, either in person or by proxy, will have the same effect as a vote against approval of the merger proposal.

Whether or not you plan to attend the special meeting in person, please mark, sign, date and return the proxy card as soon as possible in the enclosed postage-paid envelope, or vote through the Internet or by phone, following the instructions on the proxy card or voting instruction form.  If you attend the special meeting, and you hold your shares in your own name or you've obtained a legal proxy from your broker, you will, of course, have the right to revoke the proxy and vote your shares in person.

THE BOARDS OF DIRECTORS OF CASCADE FINANCIAL CORPORATION AND CASCADE BANK UNANIMOUSLY RECOMMEND THAT YOU VOTE “FOR” THE MERGER PROPOSAL.

INSTITUTIONAL SHAREHOLDER SERVICES INC. (ISS) AND GLASS LEWIS & CO., TWO OF THE LEADING PROXY ADVISORY FIRMS, HAVE ALSO RECOMMENDED THAT CASCADE FINANCIAL’S SHAREHOLDERS VOTE “FOR” THE PROPOSAL.

Additional Information and Where to Find It

Cascade Financial has filed with the Securities and Exchange Commission (“SEC”) a definitive proxy statement and other relevant materials in connection with the Merger described above.  The definitive proxy statement has been sent to the shareholders of Cascade Financial.  Before making any voting decision with respect to the Merger, shareholders are urged to read the proxy statement and the other relevant materials because they contain important information about the Merger.  The proxy statement and other relevant materials and any other documents filed by Cascade Financial with the SEC, may be obtained free of charge at the SEC’s website at http://www.sec.gov or at Cascade Financial’s website at http://www.cascadebank.com under the tab “Shareholder Information.”  In addition, shareholders may obtain free copies of the documents filed with the SEC by calling Advantage Proxy toll-free at (877) 870-8565.

Participants in the Solicitation

Cascade Financial and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Cascade Financial in connection with the Merger. Information about the directors and executive officers of Cascade Financial is set forth in its proxy statement on Schedule 14A filed with the SEC on May 17, 2010 and Cascade Financial’s Annual Report on Form 10-K filed on March 25, 2011.  Additional information regarding the interests of participants in the solicitation of proxies in connection with the Merger is included in the definitive proxy statement filed by Cascade Financial with the SEC on April 18, 2011.

YOUR PARTICIPATION IS IMPORTANT - PLEASE VOTE TODAY!

If you have any questions relating to the special meeting of shareholders, voting your shares, or need to request additional proxy materials, you may call our proxy solicitation advisors Advantage Proxy toll-free at 1-877-870-8565 between the hours of 9:00 a.m. and 9:00 p.m., Eastern Time, Monday through Friday.

Sincerely,

/s/ Carol K. Nelson
Carol K. Nelson
President and CEO

METHODS OF VOTING

Please vote your shares now so that your vote can be counted without delay.  Voting is easy. You may utilize one of the options below to ensure that your vote is promptly recorded in time for the shareholder meeting:

•
VOTE THROUGH THE INTERNET: You may cast your vote on the Internet by logging onto the website shown on the front of your proxy card or voting instruction form (“VIF”).  You will need to reference the control number that is found on your proxy card or VIF.

•	VOTE BY TOUCHTONE PHONE: You may cast your vote by calling the toll free number found on your proxy card or VIF. You will need to reference the control number that is found on your proxy card or VIF.

•	VOTE BY MAIL: You may cast your vote by signing, dating and mailing the proxy card that you received earlier or which is enclosed with this letter.

IF YOU HAVE RECENTLY MAILED YOUR PROXY OR CAST YOUR VOTE BY PHONE OR OVER THE INTERNET, PLEASE ACCEPT OUR THANKS AND DISREGARD THIS REQUEST.